UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 18, 2008, Vector Intersect Security Acquisition Corp. (“Vector”) issued a press release informing investors that Vector had filed two proxy supplements to its Proxy Statement dated December 3, 2008 (as amended, the “Proxy Statement”) with the SEC (one on December 16, 2008 and one on December 18, 2008).  Stockholders are urged to read these supplements carefully as they include important information with respect to the acquisition of Cyalume Technologies, Inc. (“Cyalume”) by Vector.  The supplements are available through the SEC’s web site at http://www.sec.gov.

As described in the Proxy Statement, Vector agreed to disclose the details of purchases of its common stock by Vector, Cyalume or affiliates of either of them after the mailing of the Proxy Statement, but before the Special Meeting.

On December 17, 2008, GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume, purchased 350,050 shares of Vector’s common stock at $8.03 per share in privately negotiated transactions, for a total purchase price of $2,810,905.

On December 18, 2008, GMS Acquisition Partners Holdings, LLC purchased 1,298,500 shares of Vector’s common stock at approximately $8.01 per share in a privately negotiated transaction, for a total purchase price of $10,400,985.

On December 18, 2008, GMS Acquisition Partners Holdings, LLC purchased 420,000 shares of Vector’s common stock at approximately $8.03 per share in a privately negotiated transaction, for a total purchase price of $3,372,600.

On December 18, 2008, Winston Churchill, Vector’s Chairman of the Board and Secretary, purchased 38,500 shares of Vector’s common stock at approximately $8.03 per share in a privately negotiated transaction, for a total purchase price of $309,155.

Rodman & Renshaw LLC (“Rodman”), the managing underwriter of Vector’s initial public offering (“IPO”) consummated in May 2007, is assisting Vector in its efforts and will receive approximately $2.4 million, the deferred portion of its underwriting discount from the IPO, upon consummation of the acquisition of Cyalume.  Vector and its directors and executive officers and Rodman may be deemed to be participants in the solicitation of proxies for the special meeting of Vector’s stockholders to be held to approve this transaction.  Vector’s officers and some of its directors are also stockholders of Vector and have waived their rights to any liquidation distribution Vector makes with respect to shares they acquired before the IPO.  Therefore, their securities will be worthless if Vector does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation.  Interested persons can also read Vector’s preliminary proxy statement and, when available, definitive proxy statement, as well as Vector’s final IPO prospectus, dated April 25, 2007, as well as periodic reports Vector filed with the SEC, for more information about Vector, its officers and directors, and their individual and group security ownership in Vector, and interests in the successful consummation of the acquisition of Cyalume.

Vector’s stockholders and other interested persons are advised to read Vector’s preliminary proxy statement and, when available, definitive proxy statement, in connection with Vector’s solicitation of proxies for the special meeting to approve the acquisition because these documents do and will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition.  Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus, other documents relating to the acquisition of Cyalume and periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at (http://www.sec.gov).  Once available, Vector will also provide copies of its definitive proxy materials to its stockholders upon request of such stockholders to Vector.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                                Description

99.1                      Press release dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2008	VECTOR INTERSECT SECURITY ACQUISITION CORP.

By:	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                Description

99.1                      Press release dated December 18, 2008.